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GUCCI

STARBUCKS

SAINT LAURENT

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER 2019

SIMON®

1Q 2019 SUPPLEMENTAL

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2019 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS FIRST QUARTER 2019 RESULTS

INDIANAPOLIS, April 30, 2019 - Simon, a global leader in premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2019.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $548.5 million, or $1.78 per diluted share, as compared to $620.7 million, or $2.00 per diluted share in 2018. The prior year period includes gains of $135.3 million, or $0.38 per diluted share, primarily related to disposition activity. Adjusting for the prior year gains, net income attributable to common stockholders per diluted share increased 9.9%.

•
Funds from Operations ("FFO") was $1.082 billion, or $3.04 per diluted share, as compared to $1.026 billion, or $2.87 per diluted share, in the prior year period, an increase of 5.9% per diluted share. Adjusting the prior year for the $11.3 million impact of expensing internal leasing costs due to the recently implemented ASC 842, FFO per diluted share increased 7.0%.

"I am pleased with our quarterly results, which exceeded the end of the first quarter First Call consensus estimate by $0.10 per share," said David Simon, Chairman, Chief Executive Officer and President. "Our growing development and redevelopment pipeline, combined with our A-rated balance sheet, sets us apart and allows us to continue to strengthen our platforms with a focus on the future."

1Q 2019 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot was $660, an increase of 3.1%, for the trailing 12-months ended March 31, 2019.

•
Occupancy was 95.1% at March 31, 2019, compared to 94.6% at March 31, 2018.

•
Base minimum rent per square foot was $54.34 at March 31, 2019.

•
Leasing spread per square foot for the trailing 12-months ended March 31, 2019 was $14.17, an increase of 27.3%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the three months ended March 31, 2019 was 1.7%. Total portfolio NOI includes NOI from comparable properties, new developments, redevelopments, expansions, acquisitions, international properties and our share of NOI from investments. Comparable property NOI growth for the three months ended March 31, 2019 was 1.6%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $2.05 per share. This is a 5.1% increase year-over-year. The dividend will be payable on May 31, 2019 to shareholders of record on May 17, 2019.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on June 28, 2019 to shareholders of record on June 14, 2019.

1Q 2019 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the quarter, construction started on a 251,000 square foot upscale outlet located in Bangkok, Thailand, projected to open in February 2020. Simon owns 50% of this project.

Construction continues on three new international development projects including:

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in May 2019. Simon owns a 50% interest in this project.

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in September 2019. Simon owns a 46% interest in this project.

•
West Midland Designer Outlet (Cannock, England); scheduled to open in October 2020. Simon owns a 20% interest in this project.

Construction also continues on other significant redevelopment and expansion projects including The Shops at Riverside (Hackensack, NJ), Southdale Center (Edina (Minneapolis), MN), Northshore Mall (Peabody (Boston), MA), Paju Premium Outlets (Seoul, South Korea) and Gotemba Premium Outlets (Gotemba, Japan).

At quarter-end, redevelopment and expansion projects, including the redevelopment of former department store spaces, were underway at more than 30 properties in the U.S., Canada, Asia and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was more than $1.4 billion.

1Q 2019 SUPPLEMENTAL	4

EARNINGS RELEASE

SHOP PREMIUM OUTLETS

On March 26, 2019, we launched Shop Premium Outlets® (SPO), a new online outlet shopping platform which drives business to the stores and online of participating retailers. SPO will enable the highly engaged Premium Outlets® customer base to shop 24/7 for their favorite fashion, luxury and lifestyle brands, all in one place, up to 65 percent off every day.

BALANCE SHEET ACTIVITY

As of March 31, 2019, Simon had approximately $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

The Company ended the first quarter with strong credit profile metrics, including:

•
Net debt to NOI of 5.1X.

•
Fixed charge coverage of 5.1X.

COMMON STOCK REPURCHASE PROGRAM

On February 12th, the Company announced that its Board of Directors authorized a new common stock repurchase program. Under the new program, the Company may purchase up to $2 billion of its common stock over the next 24 months, as market conditions warrant. The shares may be purchased in the open market or in privately negotiated transactions.

2019 GUIDANCE

The Company reaffirms its previous financial guidance and continues to estimate net income to be within a range of $7.30 to $7.40 per diluted share for the year ending December 31, 2019 and that FFO will be within a range of $12.30 to $12.40 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2019

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.30	$7.40
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00

Estimated FFO per diluted share	$12.30	$12.40

1Q 2019 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Tuesday, April 30, 2019. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 7, 2019. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 5667848.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our first quarter 2019 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

1Q 2019 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

1Q 2019 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
REVENUE:
Lease income	$1,280,058	$1,267,893
Management fees and other revenues	27,544	28,181
Other income	145,232	98,108

Total revenue	1,452,834	1,394,182

EXPENSES:
Property operating	111,549	113,448
Depreciation and amortization	328,643	316,936
Real estate taxes	115,459	114,187
Repairs and maintenance	27,922	27,684
Advertising and promotion	37,125	34,800
Home and regional office costs	52,560	41,064
General and administrative	9,136	12,628
Other	20,102	31,502

Total operating expenses	702,496	692,249

OPERATING INCOME BEFORE OTHER ITEMS	750,338	701,933
Interest expense	(198,733)	(205,492)
Income and other taxes	(10,102)	(6,220)
Income from unconsolidated entities	90,444	90,026
Gain on sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	—	135,277

CONSOLIDATED NET INCOME	631,947	715,524
Net income attributable to noncontrolling interests	82,638	94,036
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$548,475	$620,654

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.78	$2.00

1Q 2019 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2019	DECEMBER 31, 2018
ASSETS:
Investment properties, at cost	$37,193,798	$37,092,670
Less — accumulated depreciation	13,119,895	12,884,539

	24,073,903	24,208,131
Cash and cash equivalents	436,802	514,335
Tenant receivables and accrued revenue, net	733,159	763,815
Investment in unconsolidated entities, at equity	2,197,309	2,220,414
Investment in Klépierre, at equity	1,676,635	1,769,488
Deferred costs and other assets	1,723,968	1,210,040

Total assets	$30,841,776	$30,686,223

LIABILITIES:
Mortgages and unsecured indebtedness	$23,185,965	$23,305,535
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,157,477	1,316,861
Cash distributions and losses in unconsolidated entities, at equity	1,559,534	1,536,111
Other liabilities	1,012,976	500,597

Total liabilities	26,915,952	26,659,104

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	225,882	230,163
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,666	42,748

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,435,571 and 320,411,571 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,706,021	9,700,418
Accumulated deficit	(4,979,489)	(4,893,069)
Accumulated other comprehensive loss	(120,962)	(126,017)
Common stock held in treasury, at cost, 11,449,963 and 11,402,103 shares, respectively	(1,435,309)	(1,427,431)

Total stockholders' equity	3,212,959	3,296,681
Noncontrolling interests	486,983	500,275

Total equity	3,699,942	3,796,956

Total liabilities and equity	$30,841,776	$30,686,223

1Q 2019 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
REVENUE:
Lease income	$758,979	$752,606
Other income	75,922	81,108

Total revenue	834,901	833,714
OPERATING EXPENSES:
Property operating	144,721	146,293
Depreciation and amortization	170,258	159,836
Real estate taxes	68,717	68,267
Repairs and maintenance	22,376	23,196
Advertising and promotion	24,326	24,224
Other	49,316	49,732

Total operating expenses	479,714	471,548

OPERATING INCOME BEFORE OTHER ITEMS	355,187	362,166
Interest expense	(156,016)	(150,932)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	21,587	—

NET INCOME	$220,758	$211,234

Third-Party Investors' Share of Net Income	$112,668	$106,183

Our Share of Net Income	108,090	105,051
Amortization of Excess Investment (A)	(20,792)	(21,527)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	(9,155)	—

Income from Unconsolidated Entities (B)	$78,143	$83,524

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

1Q 2019 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	MARCH 31, 2019	DECEMBER 31, 2018
Assets:
Investment properties, at cost	$18,887,972	$18,807,449
Less - accumulated depreciation	6,971,412	6,834,633

	11,916,560	11,972,816
Cash and cash equivalents	1,012,497	1,076,398
Tenant receivables and accrued revenue, net	407,040	445,148
Deferred costs and other assets	617,399	390,818

Total assets	$13,953,496	$13,885,180

Liabilities and Partners' Deficit:
Mortgages	$15,202,622	$15,235,415
Accounts payable, accrued expenses, intangibles, and deferred revenue	876,348	976,311
Other liabilities	560,101	344,205

Total liabilities	16,639,071	16,555,931
Preferred units	67,450	67,450
Partners' deficit	(2,753,025)	(2,738,201)

Total liabilities and partners' deficit	$13,953,496	$13,885,180

Our Share of:
Partners' deficit	$(1,184,895)	$(1,168,216)
Add: Excess Investment (A)	1,581,225	1,594,198

Our net Investment in unconsolidated entities, at equity	$396,330	$425,982

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

1Q 2019 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
Consolidated Net Income (D)	$631,947	$715,524
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	325,938	314,006
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	134,630	134,925
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	(135,277)
Unrealized change in fair value of equity instruments	(5,317)	3,029
Net loss attributable to noncontrolling interest holders in properties	917	92
Noncontrolling interests portion of depreciation and amortization	(4,882)	(4,648)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership	$1,081,920	$1,026,338

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.78	$2.00
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.27	1.24
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	(0.38)
Unrealized change in fair value of equity instruments	(0.01)	0.01

Diluted FFO per share	$3.04	$2.87

Details for per share calculations:
FFO of the Operating Partnership	$1,081,920	$1,026,338
Diluted FFO allocable to unitholders	(142,319)	(134,559)

Diluted FFO allocable to common stockholders	$939,601	$891,779

Basic and Diluted weighted average shares outstanding	308,978	310,584
Weighted average limited partnership units outstanding	46,800	46,863

Basic and Diluted weighted average shares and units outstanding	355,778	357,447

Basic and Diluted FFO per Share	$3.04	$2.87
Percent Change	5.9%

1Q 2019 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses on assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $4.4 million and $1.3 million for the three months ended March 31, 2019 and 2018, respectively.

-
Straight-line adjustments increased income by $16.7 million and $8.6 million for the three months ended March 31, 2019 and 2018, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.3 million and $1.4 million for the three months ended March 31, 2019 and 2018, respectively.

1Q 2019 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2019, we owned or had an interest in 234 properties comprising 190 million square feet in North America, Asia and Europe. Additionally, at March 31, 2019, we had a 21.6% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2019 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2019 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	293%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2019 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,

	2019	2018
Financial Highlights
Total Revenue - Consolidated Properties	$1,452,834	$1,394,182
Consolidated Net Income	$631,947	$715,524
Net Income Attributable to Common Stockholders	$548,475	$620,654
Basic and Diluted Earnings per Common Share (EPS)	$1.78	$2.00
Funds from Operations (FFO) of the Operating Partnership	$1,081,920	$1,026,338
Basic and Diluted FFO per Share (FFOPS)	$3.04	$2.87
Dividends/Distributions per Share/Unit	$2.05	$1.95

Stockholders' Equity Information	AS OF MARCH 31, 2019	AS OF DECEMBER 31, 2018
Limited Partners' Units Outstanding at end of period	46,782	46,807
Common Shares Outstanding at end of period	308,994	309,018

Total Common Shares and Limited Partnership Units Outstanding at end of period	355,776	355,825

Weighted Average Limited Partnership Units Outstanding	46,800	46,893
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	308,978	309,627

Debt Information
Share of Consolidated Debt	$23,022,474	$23,139,977
Share of Joint Venture Debt	7,142,738	7,160,392

Share of Total Debt	$30,165,212	$30,300,369

Market Capitalization
Common Stock Price at end of period	$182.21	$167.99
Common Equity Capitalization, including Limited Partnership Units	$64,825,983	$59,775,015
Preferred Equity Capitalization, including Limited Partnership Preferred Units	81,642	80,287

Total Equity Market Capitalization	$64,907,625	$59,855,302

Total Market Capitalization - Including Share of Total Debt	$95,072,837	$90,155,671

Debt to Total Market Capitalization	31.7%	33.6%

1Q 2019 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2019

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

1Q 2019 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,		% GROWTH

	2019	2018
Comparable Property NOI (2)	$1,339,088	$1,318,041	1.6%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	48,727	49,166
International Properties (4)	114,496	111,082
Our share of NOI from Investments (5)	54,675	52,447

Portfolio NOI	$1,556,986	$1,530,736	1.7%
Corporate and Other NOI Sources (6)	163,811	116,274

Combined NOI	$1,720,797	$1,647,010

Less: Joint Venture Partners' Share of NOI	276,488	275,173

Our Share of Total NOI	$1,444,309	$1,371,837

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI) and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of equity instruments, unrealized gains and losses on equity instruments, Simon management company revenues, and other assets.

1Q 2019 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED MARCH 31,

	2019	2018
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$631,947	$715,524
Income and other tax expense	10,102	6,220
Interest expense	198,733	205,492
Income from unconsolidated entities	(90,444)	(90,026)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	(135,277)

Operating Income Before Other Items	750,338	701,933
Depreciation and amortization	328,643	316,936
Home and regional office costs	52,560	41,064
General and administrative	9,136	12,628

NOI of consolidated entities	$1,140,677	$1,072,561

Reconciliation of NOI of unconsolidated entities:
Net Income	$220,758	$211,234
Interest expense	156,016	150,932
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(21,587)	–

Operating Income Before Other Items	355,187	362,166
Depreciation and amortization	170,258	159,836

NOI of unconsolidated entities	$525,445	$522,002

Add: Our share of NOI from Klépierre, HBS and other corporate investments	54,675	52,447

Combined NOI	$1,720,797	$1,647,010

1Q 2019 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

THREE MONTHS ENDED MARCH 31, 2019
FFO of the Operating Partnership	$1,081,920
Non-cash impacts to FFO(1)	(3,434)

FFO of the Operating Partnership excluding non-cash impacts	1,078,486
Tenant allowances	(42,142)
Operational capital expenditures	(28,690)

Funds available for distribution	$1,007,654

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2019
Deductions:
Straight-line lease income	$(16,660)
Fair value of debt amortization	(23)
Fair market value of lease amortization	(1,338)
Additions:
Stock based compensation expense	7,110
Mortgage, financing fee and terminated swap amortization expense	7,477

$(3,434)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 – 20 and in the Earnings Release for the latest period.

1Q 2019 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2019	2018
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$6,786	$24,868
Lease settlement income	2,498	26,689
Gains on land sales	2,550	1,274
Other (2)	133,398	45,277

Totals	$145,232	$98,108

Other Expense
Ground leases	$10,245	$10,962
Unrealized change in fair value of equity instruments (3)	(5,317)	3,029
Professional fees and other	15,174	17,511

Totals	$20,102	$31,502

Capitalized Interest	THREE MONTHS ENDED MARCH 31,

	2019	2018
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$6,428	$4,573
Our Share of Joint Venture Properties	$249	$598

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
Relates to period value fluctuations of Washington Prime Group ("WPG") equity and amounts not included in FFO.

1Q 2019 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF MARCH 31,

	2019	2018
Total Number of Properties	176	175
Total Square Footage of Properties (in millions)	150.6	151.2
Ending Occupancy (1):
Consolidated Assets	95.1%	94.7%
Unconsolidated Assets	94.9%	94.5%
Total Portfolio	95.1%	94.6%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$640	$625
Unconsolidated Assets	$719	$686
Total Portfolio	$660	$641
Base Minimum Rent PSF (3):
Consolidated Assets	$52.70	$51.79
Unconsolidated Assets	$58.67	$58.20
Total Portfolio	$54.34	$53.54

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
3/31/19	7,499,068	$66.00	$51.83	$14.17	27.3%
12/31/18	8,722,732	$62.04	$54.29	$7.75	14.3%
3/31/18	6,044,658	$75.77	$67.32	$8.45	12.6%
Occupancy Cost as a Percentage of Sales (5):
3/31/19	12.8%
12/31/18	12.8%
3/31/18	13.0%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

1Q 2019 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,

	2019	2018
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.4	21.1
Ending Occupancy(1)	97.4%	98.3%
Total Sales PSF(2)	$610	$599
Base Minimum Rent PSF(3)	$32.87	$31.38
Leasing Spread PSF(4)	$10.94	$9.00
Leasing Spread (Percentage Change)(4)	27.4%	14.7%

International Properties
Premium Outlets
Total Number of Properties	19	18
Total Square Footage of Properties (in millions)	7.3	6.6
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.2	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.6%	99.6%
Total Sales PSF	¥ 107,643	¥ 106,210
Base Minimum Rent PSF	¥ 5,184	¥ 5,075
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2019 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/19	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	1,169	4,599,744	$53.83	4.4%
2019 (4/1/19 - 12/31/19)	977	3,064,795	$52.10	2.8%
2020	2,487	8,380,588	$51.21	7.5%
2021	2,227	8,454,915	$49.76	7.4%
2022	2,099	8,266,517	$50.05	7.4%
2023	2,312	8,663,456	$57.23	8.7%
2024	1,737	6,951,838	$58.31	7.2%
2025	1,433	5,443,448	$65.79	6.4%
2026	1,274	4,559,334	$63.78	5.2%
2027	1,014	3,820,794	$63.28	4.2%
2028	870	3,703,797	$57.99	3.8%
2029	368	2,062,368	$56.02	1.9%
2030 and Thereafter	328	1,754,283	$42.87	1.4%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,624	4,121,775	$18.84	1.4%

Anchors
2019 (4/1/19 - 12/31/19)	6	707,265	$4.22	0.1%
2020	17	2,030,477	$6.17	0.2%
2021	12	1,422,205	$4.74	0.1%
2022	14	1,915,691	$6.41	0.2%
2023	18	2,468,058	$6.55	0.3%
2024	22	1,611,774	$10.03	0.3%
2025	17	1,779,587	$7.92	0.3%
2026	5	633,170	$4.97	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.53	0.1%
2029	4	551,988	$4.61	0.0%
2030 and Thereafter	14	1,504,280	$7.53	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2018 consolidated and joint venture combined base rental revenue.

1Q 2019 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	367	3,779	2.1%	3.4%
L Brands, Inc.	306	1,893	1.0%	2.1%
Ascena Retail Group Inc	443	2,461	1.4%	1.8%
PVH Corporation	236	1,466	0.8%	1.6%
Signet Jewelers, Ltd.	369	535	0.3%	1.4%
Forever 21, Inc.	99	1,508	0.8%	1.4%
Tapestry, Inc.	247	977	0.5%	1.4%
Foot Locker, Inc.	233	1,061	0.6%	1.3%
Luxottica Group SPA	388	695	0.4%	1.2%
Abercrombie & Fitch Co.	153	1,089	0.6%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	116	22,202	12.3%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.9%	0.3%
Dillard's, Inc.	38	6,779	3.8%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Sears Holdings Corporation	25	4,274	2.4%	*
Dick's Sporting Goods, Inc.	32	2,175	1.2%	0.5%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Belk, Inc.	9	1,504	0.8%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Target Corporation	6	831	0.5%	*
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

1Q 2019 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$32,538	$84,661	$24,371
Redevelopment projects with incremental square footage and/or anchor replacement	102,274	64,839	31,695
Redevelopment projects with no incremental square footage (1)	7,645	5,635	1,605

Subtotal new development and redevelopment projects	142,457	155,135	57,671
Tenant allowances	35,196	16,091	6,946
Operational capital expenditures at properties:
CAM expenditures	18,362	8,324	3,838
Non-CAM expenditures	4,796	4,687	1,694

Totals	$200,811	$184,237	$70,149

Conversion from accrual to cash basis	15,970	3,992	1,520

Capital Expenditures for the Three Months Ended 3/31/19 (2)	$216,781	$188,229	$71,669

Capital Expenditures for the Three Months Ended 3/31/18 (2)	$172,756	$188,397	$102,236

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2019 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2019
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,075	$1,063	$954	7%	$384	$338

Premium Outlets
New Developments	$480	$413	$155	9%	$206	$84
Redevelopments	$577	$550	$291	10%	$149	$76
The Mills
Redevelopments	$39	$39	$39	8%	$12	$12
Totals	$2,171	$2,065	$1,439	8%	$751	$510

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved. Returns do not include any development or leasing fees earned as part of the development by Simon from joint venture partners.

1Q 2019 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of March 31, 2019

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

1Q 2019 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears TBA	9/19	100%
Columbia Center - Kennewick, WA	Dick's Sporting Goods	10/19	100%
Del Amo Fashion Mall - Torrance, CA	Mitsuwa Marketplace	10/19	50%
Orland Square - Orland Park, IL	Redevelopment of the former Carson's with Von Maur	11/19	100%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	12/19	50%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	12/19	100%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic and Life Time Sport/Work	12/19	100%
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears lower level	4/20	100%
Midland Park Mall - Midland, TX	Redevelopment of the former Sears building with Dillard's	6/20	100%
Broadway Square - Tyler, TX	Redevelopment of the former Sears building with retail and restaurants	7/20	100%
Ocean County Mall - Toms River, NJ	Redevelopment of the former Sears building with B.J.'s Restaurant & Brewhouse, LA Fitness, Ulta, and Homesense	8/20	100%
Cape Cod Mall - Hyannis, MA	Redevelopment of the former Sears building and TBA with Target and other retailers	10/20	56%
Dadeland Mall - Miami, FL	Kendall West expansion including the addition of Apple and North Italia	10/20	50%
Northshore Mall - Peabody, MA	Redevelopment of the former Sears building and TBA with Life Time Athletic and Tesla	11/20	56%
Phipps Plaza - Atlanta, GA	Mixed use redevelopment of the former Belk building with Nobu Hotel and Restaurant, Life Time Athletic, Life Time Work, Office, and retail	8/21	100%
Other Properties	Redevelopment projects at various properties

1Q 2019 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF upscale Premium Outlet Center	5/19	50%
Siam Premium Outlets Bangkok - Bangkok, Thailand	251,000 SF upscale Premium Outlet Center	2/20	50%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	9/19	46%
West Midland Designer Outlet - Cannock, England	197,000 SF upscale Designer Outler Center	10/20	20%

Premium Outlets - Redevelopments and Expansions
Woodbury Common Premium Outlets - Central Valley (New York), NY	Luxury Expansion	7/19	100%
Paju Premium Outlets - Seoul, South Korea	116,000 SF Phase III expansion	8/19	50%
Tosu Premium Outlets - Tosu, Japan	38,000 SF Phase IV expansion	11/19	40%
Wrentham Premium Outlets - Wrentham (Boston), MA	Redevelopment	11/19	100%
Gotemba Premium Outlets - Gotemba, Japan	178,000 SF Phase IV expansion	4/20	40%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment	4/20	100%
Round Rock Premium Outlets - Round Rock, TX	433 Unit Multi-family Residential	9/20	50%

Designer Outlet - Expansions
Vancouver Designer Outlet - Vancouver (British Columbia), Canada	84,000 SF Phase II expansion	8/19	46%
Ashford Designer Outlet - Kent, United Kingdom	98,000 SF Phase II expansion	10/19	46%
Noventa di Piave Designer Outlet - Noventa di Piave (Venice), Italy	29,000 SF Phase V expansion	10/19	92%

The Mills - Redevelopments
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment of the former JCPenney Outlet with Primark and Mattel	12/20	100%
(1)
Projects listed above are included in the Development Activity Summary and are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties

1Q 2019 SUPPLEMENTAL	30

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings during the First Three Months of 2019
Auburn Mall - Auburn, MA *	Office	88,000 SF medical office space
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites by Marriott

Openings Projected for the Remainder of 2019
Miller Hill Mall - Duluth, MN	Office	145,000 SF Essentia Health
Roosevelt Field - Garden City (New York), NY *	Hotel	163 room Residence Inn by Marriott
Southdale Center - Edina (Minneapolis), MN *	Office	64,000 SF Life Time Work / Sport

Openings Projected for 2020 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Dadeland Mall - Miami, FL *	Hotel	177 room AC Hotel by Marriott
Denver Premium Outlets - Thornton, CO	Hotel	111 room Staybridge Suites
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn by Marriott
Northgate - Seattle, WA *	Office	30,000 SF NHL Seattle Corporate Headquarters
	Office	1,000,000 SF of Class A office building
	Hotel	372 hotel rooms
	Residential	1,032 residential units
Phipps Plaza - Atlanta, GA *	Hotel	150 room Nobu Hotel
	Office	30,000 SF Life Time Work
	Office	354,000 SF of Class A office building
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites by Hilton
Round Rock Premium Outlets - Round Rock (Austin), TX *	Residential	433 residential units
Sawgrass Mills - Sunrise (Miami), FL *	Hotel	174 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office building
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott
*
Projects in which Simon has an ownership interest

1Q 2019 SUPPLEMENTAL	31

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2018 through March 31, 2019

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2018	309,017,468	46,807,372
Activity During the First Three Months of 2019:
Exchange of Limited Partnership Units for Common Stock	24,000	(24,000)
Redemption of Limited Partnership Units for Cash	–	(774)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(1,483)	–
Repurchase of Simon Property Group Common Stock in open market	(46,377)	–

Number Outstanding at March 31, 2019	308,993,608	46,782,598

Number of Limited Partnership Units and Common Shares at March 31, 2019	355,776,206

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2019
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (3)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (4)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2019 was $70.40 per share.
(4)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2019 SUPPLEMENTAL	32

CREDIT PROFILE
(As of March 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.3%
31.6%
33.8%
33.6%
31.7%
2015
2016
2017
2018
3/31/19

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.3%
14.0%
14.8%
15.3%
14.5%
2015
2016
2017
2018
3/31/19

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
4.5
5.0
5.0
5.1
5.1
2015(1)
2016(2)
2017(2)
2018
TTM 3/31/19

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.6
5.5
5.1
5.1
2015
2016
2017
2018
TTM 3/31/19

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
61%
62%
64%
65%
65%
2015(1)
2016(2)
2017(2)
2018
TTM 3/31/19

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
3.91%
3.53%
3.40%
3.50%
3.49%
5.9
7.0
6.6
6.2
5.7
Interest Rate
Years to Maturity
2015
2016
2017
2018
3/31/19

(1)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(2)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

1Q 2019 SUPPLEMENTAL	33

SUMMARY OF INDEBTEDNESS
As of March 31, 2019
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,076,720	$5,949,551	3.89%	5.3
Variable Rate Debt	735,078	698,071	3.04%	2.9

Total Mortgage Debt	6,811,798	6,647,622	3.80%	5.1
Unsecured Debt
Fixed Rate	14,993,714	14,993,714	3.23%	7.3
Revolving Credit Facility - USD Currency	125,000	125,000	3.27%	3.2

Total Revolving Credit Facilities	125,000	125,000	3.27%	3.2
Global Commercial Paper - USD	1,311,800	1,311,800	2.58%	0.3

Total Unsecured Debt	16,430,514	16,430,514	3.17%	6.7
Premium	10,560	10,559
Discount	(42,944)	(42,944)
Debt Issuance Costs	(91,218)	(90,532)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,185,965	$23,022,474	3.35%	6.2

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,474,741	$6,422,401	4.01%	4.0
Floating Rate Debt (Hedged) (1)	253,222	98,569	1.68%	6.3
Variable Rate Debt	1,096,855	478,260	3.36%	3.0
TMLP Debt (2)	417,915	162,067	–	–

Total Mortgage Debt	15,242,733	7,161,297	3.96%	3.9
Premium	2,084	1,042
Discount	–	–
Debt Issuance Costs	(42,195)	(19,601)

Joint Venture Mortgages and Other Indebtedness (1)	$15,202,622	$7,142,738	3.96%	3.9

Our Share of Total Indebtedness		$30,165,212	3.49%	5.7

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.5%	$22,220,294	3.37%	7.0
Variable	3.5%	802,180	3.08%	2.9

	100.0%	23,022,474	3.35%	6.2
Joint Venture
Fixed	92.0%	$6,569,872	4.01%	4.0
Variable	8.0%	572,866	3.36%	3.5

	100.0%	7,142,738	3.96%	3.9

Total Debt		$30,165,212

Total Fixed Debt	95.4%	$28,790,166	3.51%	5.8

Total Variable Debt	4.6%	$1,375,046	3.19%	3.2

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

1Q 2019 SUPPLEMENTAL	34

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2019
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2019	$1,311,800	2.58%	$55,080	–	$252,381	2.34%	$1,619,261	2.57%
2020	1,341,393	2.42%	603,139	4.45%	478,851	5.10%	2,423,383	3.38%
2021	2,150,000	3.31%	963,247	3.67%	1,065,066	4.48%	4,178,313	3.69%
2022	2,716,393	2.38%	820,857	3.34%	942,536	3.80%	4,479,786	2.86%
2023	1,100,000	2.75%	750,982	3.92%	539,235	3.28%	2,390,217	3.25%
2024	1,500,000	3.53%	368,876	3.87%	1,050,028	4.10%	2,918,904	3.78%
2025	1,160,928	2.41%	834,446	3.57%	857,437	3.36%	2,852,811	3.04%
2026	1,550,000	3.28%	2,058,301	3.89%	848,213	3.76%	4,456,514	3.66%
2027	1,500,000	3.38%	146,279	4.00%	377,538	3.76%	2,023,817	3.49%
2028	–	–	46,415	3.85%	725,543	4.11%	771,958	4.09%
2029	–	–	–	–	610	–	610	–
Thereafter	2,100,000	5.10%	–	–	23,859	6.25%	2,123,859	5.11%

Face Amounts of Indebtedness	$16,430,514	3.17%	$6,647,622	3.80%	$7,161,297	3.96%	$30,239,433	3.49%
Premiums (Discounts) on Indebtedness, Net	(42,944)		10,559		1,042		(31,343)
Debt Issuance Costs	(71,598)		(18,934)		(19,601)		(110,133)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$16,383,227		$6,639,247		$7,142,738		$30,165,212

1Q 2019 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		472,803	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,739	09/01/20	6.02%	Fixed	36,842	20,768
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,110,627	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,111,812	02/06/23	3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,222	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,202,212	09/01/22	3.95%	Fixed	117,074	117,074
7.	Bay Park Square	WI	Green Bay	100.0%		724,373	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,805	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		978,682	09/01/26	3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		520,403	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,119,134	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		587,963	03/06/21	5.75%	Fixed	88,133	49,681
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,533	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,362	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,433	10/01/26	3.95%	Fixed	188,632	94,316
17.	College Mall	IN	Bloomington	100.0%		610,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		762,495	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,260,061	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,773	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,685	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,878	06/06/22	4.46%	Fixed	87,322	68,273
23.	Dadeland Mall	FL	Miami	50.0%		1,496,842	12/05/21	4.50%	Fixed	407,977	203,988
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,378	06/01/27	3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,233,744	08/01/21	5.44%	Fixed	183,724	183,724
26.	Dover Mall	DE	Dover	68.1%		927,224	08/06/21	5.57%	Fixed	83,213	56,660
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,295	08/11/22	4.71%	Fixed	102,087	57,547
28.	Empire Mall	SD	Sioux Falls	100.0%		1,124,706	12/01/25	4.31%	Fixed	189,221	189,221
29.	Falls, The	FL	Miami	50.0%		839,967	09/01/26	3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,160	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,548	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,725,236	01/04/21	4.30%	Fixed	429,253	214,626
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,806	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,716,031	09/05/20	5.25%	Fixed	319,852	159,926
35.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		663,190	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,834	03/01/25	3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,259,740	(2)
38.	Haywood Mall	SC	Greenville	100.0%		1,237,811	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,118,942	06/01/21	5.38%	Fixed	127,342	127,342

1Q 2019 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,667,086	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,315,403	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,410	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,160,563	11/01/27		4.06%	Fixed	195,433	97,716
44.	Lenox Square	GA	Atlanta	100.0%		1,549,868	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,882	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,159	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,122,253	05/01/23		3.56%	Fixed	118,231	59,115
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,186	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		801,093	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,611	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,357	11/06/21		5.82%	Fixed	111,797	55,899
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,907	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,486	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,788	09/06/22		4.35%	Fixed	75,014	75,014
55.	Miller Hill Mall	MN	Duluth	100.0%		831,526	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,773	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,833	(2)
58.	Northgate	WA	Seattle	100.0%		1,045,461	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,385,784	07/05/23		3.30%	Fixed	241,542	136,158
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		775,321	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,921	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,338,506	12/07/20		4.77%	Fixed	60,689	51,913
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,937	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,435	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		662,223	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,453	07/27/21		3.59%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		842,455	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,469	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,313	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,463	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,236,512	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,086	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,071	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		552,307	03/18/21	(8)	4.24%	Variable	176,358	79,361
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		251,901	07/01/26		3.74%	Fixed	550,000	275,000
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,254,716	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		654,488	02/01/23		3.37%	Fixed	130,000	130,000

1Q 2019 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,294,785	05/29/20	(8)	3.69%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,596	11/01/22		4.01%	Fixed	96,746	54,536
81.	South Hills Village	PA	Pittsburgh	100.0%		1,129,178	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,863	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,053,824	04/01/23		3.84%	Fixed	143,722	143,722
84.	SouthPark	NC	Charlotte	100.0%		1,678,376	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,786	06/06/23		3.85%	Fixed	116,334	116,334
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		609,910	10/06/25		4.45%	Fixed	61,442	30,721
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,279	01/06/22		5.47%	Fixed	89,088	50,219
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,933	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,391,741	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,338,934	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,362	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		777,775	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,319,507	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		831,563	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,541	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,734	05/01/22		4.76%	Fixed	184,373	184,373
97.	Towne East Square	KS	Wichita	100.0%		1,145,210	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		851,095	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,472	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,827	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,338,790	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		808,648	05/05/20		6.00%	Fixed	322,979	129,193
104.	White Oaks Mall	IL	Springfield	80.7%		925,472	06/01/23	(8)	5.24%	Variable	49,250	39,734
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,465	11/01/26		4.15%	Fixed	158,399	149,681
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,047	03/05/24		4.50%	Fixed	410,972	205,486
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,822	(2)

	Total Mall Square Footage					120,174,188

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,061	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	78,846	39,423
3.	Pier Park	FL	Panama City Beach	65.6%		942,585	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					2,015,491

1Q 2019 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,770	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,705	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	606,452	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,519	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,383	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,840	12/01/22		3.36%	Fixed	43,871	43,871
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,686	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,752	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,128	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,101	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,120	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,596	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,979	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,043	12/01/25		4.30%	Fixed	178,000	178,000
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,548	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,252	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,686	03/01/23	(8)	3.99%	Variable	86,000	43,000
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,322	04/01/23		3.66%	Fixed	113,405	113,405
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,755	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,020	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,148	02/06/26		4.26%	Fixed	75,621	75,621
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,202	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,612	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,434	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,300	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,887	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,324	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,661	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,846	06/01/26	(15)	4.17%	Fixed	51,450	51,450
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,257	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23		3.78%	Fixed	121,088	121,088
36.	Napa Premium Outlets	CA	Napa	100.0%	179,354	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,087	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,704	(2)

1Q 2019 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,364	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,893	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,704	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,153	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,506	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,430	09/06/26	(17)	3.33%	Fixed	35,166	35,166
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,613	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,074	07/26/21		3.59%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,597	09/06/26	(17)	3.33%	Fixed	61,778	61,778
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,699	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,886	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,365	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,574	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,691	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,494	10/06/24		4.06%	Fixed	95,000	57,000
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,255	11/28/21	(8)	4.14%	Variable	85,000	42,500
59.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	4.14%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	107,614	107,614
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,932	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	445,438	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,279	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,369	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,456	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,820	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	899,086	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	657,159	(2)

	Total U.S. Premium Outlet Square Footage				30,470,396

1Q 2019 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,237,077	07/01/20		5.76%	Fixed	152,042	152,042
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,930,843	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,414,077	11/01/24		4.28%	Fixed	133,021	49,883
							07/01/21		5.04%	Fixed	25,999	9,750
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,404	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,573	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,947	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,736	10/01/26		3.99%	Fixed	263,284	263,284
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,788,216	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,453	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,472	03/05/22		4.25%	Fixed	302,921	151,461
11.	Opry Mills	TN	Nashville	100.0%		1,168,641	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,973	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,304	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,281,141	(2)

	Total The Mills Square Footage					21,398,857

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			579,038	252,276

	Total Other Properties Square Footage					6,561,073

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					180,620,005

1Q 2019 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	103,211	92,890

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton, Canada		50.0%	424,000	11/10/21	(8)(23)	3.28%	Variable	98,116	49,058
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,700	06/01/24	(23)	3.10%	Fixed	89,886	44,943
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	500,400	06/01/22	(23)	3.13%	Fixed	127,338	63,669
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.53%	Variable	89,942	40,474

	Subtotal Canada Square Footage				1,533,100
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	1.60%	Variable	91,879	82,691

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	44,639	31,470

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.25%	Variable	144,162	129,746
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	07/25/25	(20)	1.95%	Fixed	291,683	262,514

	Subtotal Italy Square Footage				612,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.79%	Fixed	44,256	17,703
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.44%	Variable	29,982	11,993
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.33%	Variable	9,020	3,608
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(25)	0.28%	Fixed	41,040	16,416
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(25)	0.31%	Variable	25,256	10,102
						11/30/23	(25)	0.31%	Variable	23,452	9,381
						05/29/22	(25)	0.38%	Fixed	45,099	18,039
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.92%	Variable	5,459	2,184
						11/29/19	(25)	0.35%	Fixed	27,214	10,885
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.38%	Variable	10,373	4,149

	Subtotal Japan Square Footage				3,301,700

1Q 2019 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	09/09/20	(26)	3.40%	Fixed	99,784	49,892
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	07/13/23	(26)	3.49%	Fixed	57,322	28,661
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	131,874	65,937
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/28/21	(26)	3.45%	Fixed	72,973	36,485

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(27)	5.27%	Variable	32,207	16,103
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	11/01/19	(27)	5.02%	Variable	1,509	755

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
26.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.47%	Fixed	258,026	232,223
							08/17/25	(20)	1.30%	Variable	188,472	89,077
27.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.75%	Variable	64,787	60,900

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
28.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	3.01%	Fixed	103,275	46,474

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					9,472,800

	TOTAL SQUARE FOOTAGE					190,092,805

	Other Secured Indebtedness:							(13)			297,613	147,310

	TOTAL SECURED INDEBTEDNESS											$13,808,919	(6)

	Our Share of Consolidated Mortgage Debt											$6,647,622

	Our Share of Joint Venture Mortgage Debt											$7,161,297

1Q 2019 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	07/03/19	(12)	2.58%	Fixed	1,311,800
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	841,393
Simon Property Group, LP (Sr. Notes)	03/01/21	(19)	3.16%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	3.27%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	841,393
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	560,928
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,430,514	(18)

1Q 2019 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of March 31, 2019

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2019: 1M LIBOR at 2.49%; 1M EUR LIBOR at –.42%; 1M EURIBOR at –.37%; 3M EURIBOR at –.31%; 6M EURIBOR at –.23%; 3M GBP LIBOR at 0.85%; 1M YEN TIBOR at 0.06%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at –0.10%; 1M CDOR at 1.98%; and Cost of Funds Rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 79.2 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $211.3 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of commercial paper at March 31, 2019.
(13)
Consists of ten loans with interest rates ranging from 2.13% to 9.92% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 120.1 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Through cross currency swap agreements, $150.0 million was swapped to Euro-equivalent 121.6 million at 1.37% and $200.7 million was swapped to Yen-equivalent 22.3 billion at 1.19%, resulting in an interest rate essentially fixed at the all-in rate presented.
(20)
Amount shown in USD equivalent; Euro equivalent is 1.1 billion.
(21)
Consists of seven encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2019 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 421.0 million.
(24)
Includes office space of 2,137,217 square feet including the following centers with more than 75,000 square feet of office space:

Auburn Mall - 85,619 sq. ft.	Fashion Centre at Pentagon City - 169,089 sq. ft.
Circle Centre - 131,655 sq. ft.	Oxford Valley Mall - 137,728 sq. ft.
Copley Place - 894,668 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 29.1 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 411.7 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 148.4 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(29)
Does not include Klépierre.

1Q 2019 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2019 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2019		FOR THE THREE MONTHS ENDED MARCH 31, 2018

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(10,684)	357,067	$(10,861)	354,173
Management fees and other revenues	–	–	–	–
Other income	(377)	37,582	(451)	39,880

Total revenue	(11,061)	394,649	(11,312)	394,053

EXPENSES:
Property operating	(2,043)	64,544	(2,051)	65,016
Depreciation and amortization	(4,250)	102,217	(4,051)	97,410
Real estate taxes	(615)	32,473	(610)	31,920
Repairs and maintenance	(416)	10,643	(395)	10,886
Advertising and promotion	(1,236)	11,592	(1,073)	11,384
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(2,119)	21,808	(1,472)	22,307

Total operating expenses	(10,679)	243,277	(9,652)	238,923

OPERATING INCOME BEFORE OTHER ITEMS	(382)	151,372	(1,660)	155,130
Interest expense	1,466	(73,397)	1,819	(71,673)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(167)	(77,975)	(67)	(83,457)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	917	–	92	–
Net income attributable to noncontrolling interests	917	–	92	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

1Q 2019 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF MARCH 31, 2019		AS OF MARCH 31, 2018

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(451,232)	$10,682,684	$(412,255)	$10,766,742
Less - accumulated depreciation	(90,839)	3,296,072	(81,238)	3,079,156

	(360,393)	7,386,612	(331,017)	7,687,586
Cash and cash equivalents	(17,095)	462,033	(14,391)	438,777
Tenant receivables and accrued revenue, net	(11,427)	195,033	(6,844)	181,791
Investment in unconsolidated entities, at equity	(21,434)	(2,175,875)	(24,416)	(2,244,540)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(33,229)	375,369	(41,490)	177,211

Total assets	$(443,578)	$6,243,172	$(418,158)	$6,240,825

LIABILITIES:
Mortgages and unsecured indebtedness	$(163,492)	$7,142,738	$(169,925)	$7,053,466
Accounts payable, accrued expenses, intangibles, and deferred revenues	(21,469)	409,115	(18,002)	428,584
Cash distributions and losses in unconsolidated entities, at equity	–	(1,559,534)	–	(1,421,879)
Other liabilities	(51,282)	250,853	(50,288)	180,654

Total liabilities	(236,243)	6,243,172	(238,215)	6,240,825

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(200,345)	–	(176,144)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive loss	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(6,990)	–	(3,799)	–

Total equity	(6,990)	–	(3,799)	–

Total liabilities and equity	$(443,578)	$6,243,172	$(418,158)	$6,240,825

1Q 2019 SUPPLEMENTAL	48